Exhibit 10.1

AMENDMENT AGREEMENT TO SUBORDINATED LOAN AGREEMENT

TOKUSHIN G.K. (hereinafter referred to as the “Lender”) and Tokyo Lifestyle Co., Ltd. (hereinafter referred to as the “Borrower”) hereby enter into this amendment agreement (hereinafter referred to as the “Amendment Agreement”) to amend the Subordinated Loan Agreement dated November 27, 2025 (hereinafter referred to as the “Original Agreement”) as follows.

Article 1 (Amendment to Loan Amount)

1.	The “Loan Amount” set forth in the terms and conditions of the Original Agreement shall be amended as follows:

Before Amendment: JPY 300,000,000

After Amendment: JPY 510,000,000

2.	The amended Loan Amount of JPY 510,000,000 set forth in the preceding paragraph shall include the existing loan of JPY 300,000,000 made pursuant to the Original Agreement, and the Lender shall additionally lend JPY 210,000,000 to the Borrower.

3.	The date of execution of the additional loan set forth in the preceding paragraph shall be September 10, 2026, and such additional loan shall also be subject to the provisions of this Amendment Agreement and the Original Agreement.

Article 2 (Amendment to Repayment Date)

The “Repayment Date” set forth in the terms and conditions of the Original Agreement shall be amended as follows:

Before Amendment: January 31, 2031

After Amendment: September 10, 2026

Article 3 (Special Provision Concerning Extinguishment of Claim by Contribution in Kind)

Notwithstanding the provisions of Article 3 of the Original Agreement, the Lender may contribute the principal amount of the Loan Amount as property contributed in kind for the Offered Shares issued by the Borrower, and the relevant claim may thereby be extinguished. To the extent necessary for the implementation of such contribution in kind, the subordination provisions and restrictions on performance set forth in Article 3 of the Original Agreement shall not apply.

Article 4 (Continuing Effect of Original Agreement)

Except as otherwise provided in this Amendment Agreement, all provisions of the Original Agreement shall remain in full force and effect as before.

IN WITNESS WHEREOF, to evidence the execution of this Agreement, the Parties shall prepare two counterparts of this Agreement, each of which shall be signed and sealed by the respective Party, with each Party retaining one counterpart.

Alternatively, if the Parties execute this Agreement electronically in lieu of the foregoing, an electronic file shall be created and electronically signed by each Party, and each Party shall retain the electronic file as the original.

September 10,2026

Lender: Room4804,2-3-30,Harumi,Chuo-Ku,Tokyo

TOKUSHIN G.K.

Representative Member        MEI KANAYAMA        SEAL

Borrower:Harumi Bld,2-5-9,Kotobashi,Sumida-Ku,Tokyo

Tokyo Lifestyle Co.,Ltd.

Director          YOUICHIRO HAGA            SEAL